EXECUTION VERSION

THIRD SUPPLEMENTAL INDENTURE
THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of April 18, 2018 among ADT CANADA SECURITY HOLDINGS LLC, AA/ACME LOCKSMITHS, INC. and ARONSON SECURITY GROUP, INC. (each, a “New Subsidiary Guarantor” and together, the “New Subsidiary Guarantors”), each a subsidiary of PRIME SECURITY SERVICES BORROWER, LLC (or its successor), a limited liability company organized under the laws of Delaware (the “Company”), and PRIME FINANCE INC. (or its successor), a corporation incorporated under the laws of Delaware (the “Co-Issuer” and, together with the Company, the “Issuers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee and collateral agent under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers, certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of May 2, 2016 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Notes”), initially in the aggregate principal amount of $3,140,000,000;

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances the Issuers are required to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Third Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Subsidiary Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.Defined Terms. As used in this Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Third Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular Section hereof.

2.Agreement to Guarantee. Each New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors, to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to

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the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.Notices. All notices or other communications to any New Subsidiary Guarantor shall be given as provided in Section 13.02 of the Indenture.

4.Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6.Foreign Account Tax Compliance Act. For purposes of compliance with the Foreign Account Tax Compliance Act, this Third Supplemental Indenture shall not result in a material modification of the Notes.

7.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

8.Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, this Third Supplemental Indenture has been adopted as of the date first written above.

ADT CANADA SECURITY HOLDINGS LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, this Third Supplemental Indenture has been adopted as of the date first written above.

PRIME SECURITY SERVICES BORROWER, LLC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, this Third Supplemental Indenture has been adopted as of the date first written above.

PRIME FINANCE INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Third Supplemental Indenture]

AA/ACME LOCKSMITHS, INC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

ARONSON SECURITY GROUP, INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, this Third Supplemental Indenture has been adopted as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Signature Page to Third Supplemental Indenture]